UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2016

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 24, 2016, Midstates Petroleum Company, Inc. (the “Company”) provided select operational updates (the “Original Operational Update”) for the quarter and year ended December 31, 2015. The text of the Original Operational Update incorrectly disclosed that the PV-10 value of proved reserves at strip pricing as of March 21, 2016 was $785.8 million. The correct PV-10 value of proved reserves at strip pricing as of March 21, 2016 was $663.9 million.

On March 28, 2016, the Company provided a corrected copy of the select operational updates for the quarter and year ended December 31, 2015. No other changes were made to the Original Operational Update.

Item 2.02              Results of Operations and Financial Condition.

On March 28, 2016, the Company provided a corrected copy of the select operational updates for the quarter and year ended December 31, 2015. A copy of the Company’s corrected operational update is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

The information furnished  in the explanatory note and pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Operational Update, dated March 24, 2016 (as corrected).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: March 28, 2016
	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Vice President - General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Operational Update, dated March 24, 2016 (as corrected).